Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of August 3, 2020 and is entered into by and among UNITY BIOTECHNOLOGY, INC., a Delaware corporation, each of its Subsidiaries from time to time party hereto as borrower (individually or collectively, as the context may require, “Borrower”), and the several banks and other financial institutions or entities from time to time parties to this Agreement (each, a “Lender”, and collectively “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for Lenders (in such capacity, “Agent”).

RECITALS

A. Borrower has requested Lenders to make available to Borrower one or more Advances in an aggregate principal amount of up to $80,000,000; and

B. Lenders are willing to make such Advances on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lenders agree as follows:

SECTION 1

DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among Agent, Borrower and a third party bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit G, provided that account numbers shall be redacted for security purposes if and when filed publicly by Borrower.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower, or (c) the acquisition of, or the right to use, develop or sell (in each case, including through licensing), any product, product line or Intellectual Property of or from any other Person

“Advance” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, provided that account numbers shall be redacted for security purposes if and when filed publicly by Borrower.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote twenty percent (20%) or more of the outstanding voting securities of another Person, or (c) any Person twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Loan and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Amortization Date” means September 1, 2022, provided however, if the Interest Only Extension Condition is satisfied, then March 1, 2023.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of their respective Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Ascentage License Agreement” means that certain Compound License Agreement, dated as of January 2, 2019 by and between, Borrower and Ascentage Pharma Group Corp. Ltd., a Hong Kong corporation and its affiliates, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“At-the-Market-Offering” means sales by Unity of shares of its capital stock that are (i) offered on a delayed or continuous basis under Rule 415 promulgated under the Act pursuant to an effective registration statement on Form S-3 under the Act, and (ii) sold from time to time at prevailing market prices through a designated broker-dealer pursuant to a written agreement between Unity and such broker-dealer

“Biologics License Application” means an application for licensure of a biological product submitted to the FDA under 42 U.S.C. § 262 and 21 C.F.R. § 601.2 for permission to introduce, or deliver for introduction, a biologic product into interstate commerce.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board” means, with respect to any Person that is a corporation, its board of directors, with respect to any Person that is a limited liability company, its board of managers, board of members or similar governing body, and with respect to any other Person that is a legal entity, such Person’s governing body in accordance with its Organizational Documents.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

“Cash” means all cash, cash equivalents and liquid funds.

“CFC” means a controlled foreign corporation within the meaning of Section 957(a) of the Code.

“Change in Control” means any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity.

“Charter” means, with respect to any Person, such Person’s incorporation, formation or equivalent documents, as in effect from time to time.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit E.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed, without duplication of the primary obligation, to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement. For the avoidance of doubt, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered a Contingent Obligation of Borrower.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

“Due Diligence Fee” means [***], which fee has been paid to Agent prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Excluded Account” means any of the following accounts which are designated as such in writing to Agent as of the Closing Date or, with respect to any account opened after the Closing Date, in the next Compliance Certificate delivered after such account is opened: (i) accounts used exclusively to maintain cash collateral subject to a Permitted Lien, (ii) any payroll or benefits account, provided that the aggregate balance of all such accounts shall not exceed the amount of all payroll or related benefit payments required to be made in the two next payroll periods, (iii) any zero balance account and (iv) subject to Section 4.4(a), the HK Accounts.

“Excluded Subsidiaries” means all Foreign Subsidiaries and Foreign Subsidiary Holding Companies.

“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable governmental authority.

“Floating Charge” means that certain pledge agreement (or similar), governed by the laws of Hong Kong, in form and content reasonably acceptable to Agent, pursuant to which Agent is granted a floating charge over the HK Accounts.

“Foreign Subsidiary” means a Subsidiary other than a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary that owns (directly or indirectly) no material assets other than Equity Interests (or Equity Interests and debt interests) of one or more (a) CFCs or (b) other Foreign Subsidiary Holding Companies.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Guarantor” means any Person executing a Guaranty in favor of Agent.

“Guaranty” means a Guaranty in a form reasonably acceptable to Agent.

“Hercules Purchaser” means Hercules Capital, Inc., in its capacity as a Lender, and its affiliates.

“HK Accounts” means Borrower’s accounts held with Citibank N.A. Hong Kong Branch as of the Closing Date and listed on Exhibit D hereto.

“IND” means an Investigational New Drug Application submitted to the FDA pursuant to 21 C.F.R. § 312 (or its successor regulation) requesting authorization to initiate clinical trials in human subjects.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person, (e) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts, (f) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (g) all Contingent Obligations.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

“Initial Facility Charge” means a charge of $400,000.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interest Only Extension Condition” means satisfaction of each of the following events: (a) no default or Event of Default shall have occurred and be continuing and (b) Performance Milestone II shall have been met.

“Investment” means any beneficial ownership (including stock, partnership interests, limited liability company interests or other securities) of or in any Person, (b) any loan, advance or capital contribution to any Person or (c) any Acquisition.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreements” means for each Subsidiary (other than Excluded Subsidiaries), a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F.

“License” means any Copyright License, Patent License, Trademark License or other Intellectual Property license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, the Floating Charge, any Joinder Agreements, all UCC Financing Statements, the Pledge Agreement (if any), the Guaranty (if any) and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Material Intellectual Property” means all Intellectual Property the loss of which could reasonably be expected to have a Material Adverse Effect.

“Maximum Term Loan Amount” means Eighty Million Dollars ($80,000,000.00).

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

“New Drug Application” means a new drug application submitted to the FDA under 21 U.S.C. § 3559b) for authorization to market a drug in the United States.

“Non-Core Indication” means an indication not within the field of [***], or any other indication Borrower determines, in its reasonable discretion, upon prior consultation with Agent, not to be “core” to Borrower.

“Non-Core Intellectual Property” means any Intellectual Property (a) in connection with a Non-Core Indication or (b) not material to Borrower’s business in Borrower’s reasonable discretion business upon prior consultation with Agent

“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement by and between Borrower and Agent dated as of July 6, 2020.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Organizational Documents” means with respect to any Person, such Person’s Charter, and (a) if such Person is a corporation, its bylaws, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Performance Milestone I” means Borrower has announced that the Phase 2 trial [***] has achieved the protocol-specified primary efficacy endpoint of statistically significant change in [***], which along with an acceptable safety profile and supporting data from secondary endpoints, support the initiation of a (or multiple) Phase 3 pivotal trial(s) as the next immediate step in development.

“Performance Milestone II” means the achievement of each of the following, by no later than December 15, 2021: (i) Borrower has received unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) cash proceeds of at least $75,000,000 from any combination of (A) gross cash proceeds from bona fide equity financings and (B) net cash proceeds from Subordinated Indebtedness and/or upfront proceeds from business development transactions permitted under this Agreement; in each case, (x) subject to verification by Agent (including supporting documentation reasonably requested by Agent) and (y) from and after July 17, 2020; (ii) Borrower has an accepted IND in an additional program (other than [***]); and (iii) Borrower has dosed its first patient in a pivotal Phase 3 trial [***].

“Performance Milestone III” means the achievement of both of the following: (i) Borrower has announced that the Phase 3 clinical trials [***] have achieved their protocol-specified primary efficacy endpoints with statistical significance, an acceptable safety profile, such that [***]; and (ii) Borrower has dosed its first patient in a Phase 2 trial for [***].

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

“Permitted Acquisition” means any Acquisition (including without limitation by way of merger or in-licensing arrangement by Borrower of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or capital stock of another Person), which is conducted in accordance with the following requirements:

(a) such Acquisition is of a business or Person engaged in a line of business substantially related to that of Borrower or its Subsidiaries;

(b) if such Acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of Borrower or of a Subsidiary and Borrower shall comply, or cause such Subsidiary to comply, with Section 7.13 hereof or (ii) such Person shall be merged with and into Borrower (with Borrower being the surviving entity);

(c) if such Acquisition is structured as the acquisition of assets, such assets shall be acquired by Borrower, and shall be free and clear of Liens other than Permitted Liens;

(d) Borrower shall have delivered to Lenders not less than seven (7) nor more than twenty (20) days prior to the date of such Acquisition, notice of such Acquisition together with pro forma projected financial information, copies of all material documents relating to such Acquisition, and historical financial statements for such acquired entity, division or line of business (to the extent applicable), in each case in form reasonably satisfactory to Lenders and demonstrating compliance with the covenants set forth in Section 7.19 hereof on a pro forma basis as if the Acquisition occurred on the first day of the most recent measurement period;

(e) both immediately before and after such Acquisition no Event of Default shall have occurred and be continuing; and

(f) the sum of the purchase price of all such proposed new Acquisitions, in the aggregate, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by Borrower with respect thereto, including any contingent or deferred acquisition consideration, and including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject, shall not be greater than [***] (of which no more than [***] can be in cash, with the remainder in Equity Interests of Borrower) in any fiscal year.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) purchased by Borrower in connection with the issuance of any Permitted Convertible Debt.

“Permitted Convertible Debt” means Indebtedness that is convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of Borrower (or other securities or property following a merger event or other change of the common stock of Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that such Indebtedness shall (a) not require any scheduled amortization or otherwise required payment of principal prior to, or have a scheduled maturity date, earlier than, one hundred eighty (180) days after the Term Loan Maturity Date, (b) be unsecured, (c) not be guaranteed by any Subsidiary of Borrower that is not also a Borrower, and (d) shall be Indebtedness of Unity Biotechnology, Inc. and not any Subsidiary thereof.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

“Permitted Indebtedness” means:

(a) Indebtedness of Borrower in favor of any Lender or Agent arising under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;

(c) Indebtedness of up to [***] outstanding at any time secured by a Lien described in clause (g) of the defined term “Permitted Liens”, provided such Indebtedness does not exceed the cost of the Equipment or software or other intellectual property financed with such Indebtedness;

(d) (i) Indebtedness to trade creditors incurred in the ordinary course of business and (ii) Indebtedness incurred in the ordinary course of business with corporate credit cards in an aggregate amount not to exceed [***] outstanding at any time;

(e) Indebtedness that also constitutes a Permitted Investment or is secured by a Permitted Lien;

(f) Subordinated Indebtedness;

(g) reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of Borrower or a Subsidiary in an amount not to exceed [***] at any time outstanding;

(h) intercompany Indebtedness as long as each of the Subsidiary obligor and the Subsidiary obligee under such Indebtedness is a Subsidiary that has executed a Joinder Agreement, or other intercompany Indebtedness resulting from a Permitted Investment in accordance with clause (j) of the defined term “Permitted Investments”;

(i) Permitted Convertible Debt in an aggregate principal amount not to exceed [***] at any one time outstanding;

(j) other unsecured Indebtedness in an amount not to exceed [***] at any time outstanding; and

(k) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or the applicable Subsidiary, as the case may be, and subject to any limitations on aggregate amount of such Indebtedness.

“Permitted Investment” means:

(a) Investments existing on the Closing Date which are disclosed in Schedule 1B;

(b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (iii) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, (iv) money market accounts, and (v) Investments pursuant to the investment policy that has been provided to the Agent prior to the Closing Date or any investment policy that has been approved by the Agent;

(c) repurchases of stock of Borrower from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed [***] in any fiscal year, provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases;

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

(d) Investments accepted in connection with Permitted Transfers;

(e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this clause (f) shall not apply to Investments of Borrower in any Subsidiary;

(g) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board;

(h) Investments consisting of travel advances in the ordinary course of business;

(i) Investments in newly-formed Domestic Subsidiaries, provided that each such Domestic Subsidiary enters into a Joinder Agreement promptly after its formation and executes such other documents as shall be reasonably requested by Agent

(j) Investments in Foreign Subsidiaries not to exceed [***] per fiscal year;

(k) (i) joint ventures or strategic alliances pursuant to the Ascentage License Agreement and (ii) other joint ventures or strategic alliances in the ordinary course of business consisting of the licensing of technology, the development of technology or the providing of technical support as permitted hereunder, provided that cash Investments (if any) by Borrower or the applicable Subsidiary do not exceed [***] in the aggregate in any fiscal year;

(k) Investments constituting Permitted Acquisitions;

(l) Investments related to any Non-Core Intellectual Property and Non-Core Indications, not to exceed [***] in the aggregate per fiscal year;

(m) Borrower’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Bond Hedge Transactions and Permitted Warrant Transactions in accordance with their terms; and

(n) additional Investments that do not exceed [***] in the aggregate.

“Permitted Liens” means:

(a) Liens in favor of Agent or the Lenders;

(b) Liens existing on the Closing Date which are disclosed in Schedule 1C;

(c) Liens for taxes, fees, assessments or other governmental charges or levies, either not yet delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP;

(d) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business and imposed without action of such parties; provided, that the payment thereof is not yet required;

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

(e) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;

(f) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(g) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (c) of “Permitted Indebtedness”;

(h) Liens incurred in connection with Subordinated Indebtedness;

(i) leasehold interests in leases or subleases and licenses (other than with respect to Intellectual Property) granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;

(k) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);

(l) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms or securities intermediaries to cover fees, similar expenses and charges;

(m) easements, servitudes, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;

(n) licenses and other arrangements for the use of Intellectual Property permitted hereunder;

(o) (i) Liens on Cash securing obligations permitted under clause (g) of the definition of Permitted Indebtedness and (ii) security deposits in connection with real property leases, the combination of (i) and (ii) in an aggregate amount not to exceed [***] at any time;

(p) Liens in favor of the financial institutions at which any Excluded Accounts are maintained, solely attaching, and to secure repayment of account services related, to such Excluded Accounts; and

(q) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (b) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means:

(a) sales of Inventory in the ordinary course of business;

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

(b) (i) licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business, including in connection with business development transactions, that could not result in a legal transfer of title of the licensed property, that may be exclusive in respects other than territory or may be exclusive as to territory but only as to discreet geographical areas outside of the United States of America, (ii) licenses solely for Non-Core Indications or Non-Core Intellectual Property, (iii) the Ascentage License Agreement, (iv) the UCSF License Agreement and all other in-licenses existing as of the Closing Date or otherwise permitted hereunder, and (v) exclusive licenses entered into with any contract research organizations, contract manufacturing organizations, product distributors or similar entities in the ordinary course of business in connection with research, data analysis, product testing, manufacturing or distribution, provided that (x) the scope of the substantive exclusivity under such arrangements shall be solely for the foregoing functions and (y) such licenses could not result in a legal transfer of title of the licensed property;

(c) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business;

(d) use of Cash in the ordinary course of business or as otherwise permitted herein;

(e) sales of any Equity Interests of Borrower in the ordinary course of business;

(f) transfers constituting the making of Permitted Investments, or the granting of Permitted Liens;

(g) transfers of any Investment Property held in the HK Accounts; provided that the cash proceeds of any such transfer are transferred into an account that is subject to an Account Control Agreement within fifteen (15) Business Days following receipt of such proceeds; and

(h) other transfers of assets having a fair market value of not more than [***] in the aggregate in any fiscal year.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) and/or cash (in an amount determined by reference to the price of such common stock) sold by Borrower substantially concurrently with any purchase by Borrower of a related Permitted Bond Hedge Transaction.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Pledge Agreement” means a Pledge Agreement between Borrower and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or any of its Subsidiaries or which Borrower or any of its Subsidiaries intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since formation.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

“Redemption Conditions” means, with respect to any redemption by Borrower of any Permitted Convertible Debt, satisfaction of each of the following events: (a) no Default or Event of Default shall exist or result therefrom, and (b) both immediately before and at all times after such redemption, Borrower’s Unrestricted Cash shall be no less than 150% of the outstanding Secured Obligations.

“Required Lenders” means at any time, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Term Loan Advances then outstanding.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Secured Obligations” means each Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising. Notwithstanding the foregoing, the Secured Obligations shall not include any obligations under any warrant, right to invest or any other equity instrument or equity-related rights issued to Agent or any Lender.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its reasonable discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its reasonable discretion.

“Subsequent Financing” means the sale and issuance by Unity on or after the date hereof, in a single transactions or series of related transactions and whether or not registered under the Act, of shares of its common stock, convertible preferred stock or other equity securities (or instruments exercisable for or convertible into shares of common stock, convertible preferred stock or other equity securities) to one or more investors for cash in an amount greater than [***], for financing purposes in an offering that is broadly marketed to multiple investors, other than sales effected pursuant to an At-the-Market-Offering.

“Subsequent Financing Securities” means, with respect to any Subsequent Financing, the class and series of common stock, convertible preferred stock or other equity security of Unity (or instruments exercisable for or convertible into shares of common stock, convertible preferred stock or other equity securities) sold and issued by Unity to the investor purchasers in such Subsequent Financing.

“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, directly or indirectly. If not otherwise specified, a Subsidiary shall mean a direct or indirect Subsidiary of Borrower, including each entity listed on Schedule 5.14 hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan Advance” means an Advance pursuant to Section 2.1(a)

“Term Loan Interest Rate” means, for any day, a per annum rate of interest equal to the greater of (i) the prime rate as reported in The Wall Street Journal, plus 6.10%, and (ii) 9.35%.

“Term Loan Maturity Date” means August 1, 2024; provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“Tranche” means Tranche I, Tranche II, Tranche III, Tranche IV

“Tranche I” means the advances pursuant to Section 2.1(a)(i).

“Tranche II” means the advances pursuant to Section 2.1(a)(ii).

“Tranche II Facility Charge” means one half of one percent (0.50%) of the principal amount of any Advance pursuant to Tranche II, which is payable to Lenders in accordance with Section 4.2(d).

“Tranche III” means the advances pursuant to Section 2.1(a)(iii).

“Tranche III Facility Charge” means one half of one percent (0.50%) of the principal amount of any Advance pursuant to Tranche III, which is payable to Lenders in accordance with Section 4.2(e).

“Tranche IV” means the advances pursuant to Section 2.1(a)(iv).

“Tranche IV Facility Charge” means one percent (1.0%) of the principal amount of any Advance pursuant to Tranche IV, which is payable to Lenders in accordance with Section 4.2(f).

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“UCSF License Agreement” means that certain Compound License Agreement, dated as of May 23, 2019, by and between Borrower and The Regents of the University of California on behalf of its San Francisco Campus, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

“Unrestricted Cash” means unrestricted Cash of Borrower maintained in domestic Deposit Accounts or other domestic accounts in Borrower’s name subject to an Account Control Agreement in favor of Agent, subject to any post-closing period provided under this Agreement to deliver Account Control Agreements.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

1.2 Certain Additional Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

Defined Term	Section
Act	8.1
Agent	Preamble
Assignee	11.14
Borrower	Preamble
Claims	11.11
Collateral	3.1
Confidential Information	11.13
End of Term Charge	2.5(b)
Event of Default	9
Financial Statements	7.1
Indemnified Person	6.3
Lenders	Preamble
Liabilities	6.3
Maximum Rate	2.3
Prepayment Charge	2.4
Publicity Materials	11.18
Register	11.7
Rights to Payment	3.1

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Debt shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

SECTION 2

THE LOAN

2.1 Term Loan Advances.

(a) Term Commitment.

(i) Tranche I. Subject to the terms and conditions of this Agreement, on the Closing Date, Lenders shall severally (and not jointly) make, and Borrower agrees to draw, a Term Loan Advance of $25,000,000 (“Tranche I”);

(ii) Tranche II. Subject to the terms and conditions of this Agreement and satisfaction of Performance Milestone I, on or prior to June 15, 2021, Borrower may request, and Lenders shall severally (and not jointly) make, additional Term Loan Advances, in minimum increments of $5,000,000 (or if less than $5,000,000, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.1(a)(ii)), provided that the aggregate principal amount of the Term Loan Advances made pursuant to this Section 2.1(a)(ii) shall not exceed $15,000,000 (“Tranche II”).

(iii) Tranche III. Subject to the terms and conditions of this Agreement, beginning on the date of Borrower’s satisfaction of Performance Milestone II and continuing through December 15, 2021, Borrower may request, and Lenders shall severally (and not jointly) make, additional Term Loan Advances, in minimum increments of $5,000,000 (or if less than $5,000,000, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.1(a)(iii)), provided that the aggregate principal amount of the Term Loan Advances made pursuant to this Section 2.1(a)(iii) shall not exceed $15,000,000 (“Tranche III”).

(iv) Tranche IV. Subject to the terms and conditions of this Agreement and future approval by Lenders’ investment committee, in its sole and unfettered discretion, to support strategic initiatives or clinical activity of Borrower, on or prior to December 15, 2022, Borrower may request, and Lenders shall severally (and not jointly) make, an additional Term Loan Advance of $25,000,000 (“Tranche IV”).

The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount. Each Term Loan Advance of each Lender shall not exceed its respective Term Commitment.

(b) Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request to Agent at least five (5) Business Days before the Advance Date, other than the Term Loan Advance to be made on the Closing Date, which shall be at least one (1) Business Day before the Advance Date. Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

(c) Interest. The principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the “prime rate” as reported in the Wall Street Journal changes from time to time.

(d) Payment. Borrower shall pay interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date continuing until the Amortization Date. Borrower shall repay the aggregate principal balance of the Term Loan Advances that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid, provided that if the Term Loan Interest Rate is adjusted in accordance with its terms, or the Amortization Date is extended, the amount of each subsequent monthly installment shall be recalculated. The entire principal balance of the Term Loan Advances and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day. Agent, for the benefit of Lenders, shall initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lenders under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lenders in connection with Section 11.11 of this Agreement; provided that, with respect to clause (i) above, in the event that Agent informs Borrower that Agent shall not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrower shall pay to Agent, for the benefit of Lenders, such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if Agent informs Borrower that Agent shall not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to Agent, for the ratable benefit of Lenders, such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Agent notifies Borrower thereof; provided, further, that, with respect to clause (ii) above, in the event that Agent informs Borrower that Agent shall not initiate a debit entry to Borrower’s account for specified out-of-pocket legal fees and costs incurred by Agent or Lenders, Borrower shall pay to Agent such amount in full in immediately available funds within three (3) Business Days.

2.2 Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

2.3 Default Interest. In the event any payment is not paid on the scheduled payment date, other than due to a failure of any ACH debit due solely to an administrative or operational error of Agent or Lender or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay, an amount equal to four percent (4%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c), plus four percent (4%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or this Section 2.3, as applicable.

2.4 Prepayment. At its option, upon at least seven (7) Business Days prior written notice to Agent, Borrower may at any time prepay all or a portion of the outstanding Advances by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the principal amount of the Advance being prepaid: for any prepayment of an Advance on or prior to the three year anniversary of the Closing Date, 1.5%; and after the three-year anniversary of the Closing Date, 0.0% (each, a “Prepayment Charge”); provided that any partial prepayment shall be in minimum increments of principal in the amount [***] (or such lesser amount as is then outstanding). If at any time Borrower elects to make a prepayment, and at such time, there are outstanding Advances under multiple Tranches, the Prepayment Charge shall be determined by applying the amount of such prepayment in the following order: first, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances outstanding under the Tranche with the latest initial funding date; second, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances outstanding under the Tranche with the next latest initial funding date and so on until the entire principal balance of all Advances made hereunder (and all accrued but unpaid interest thereon) is paid in full. Borrower agrees that the Prepayment Charge is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control. Notwithstanding the foregoing, Agent and Lenders agree to waive the Prepayment Charge if Agent and Lenders or their respective Affiliates (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date. Any amounts paid under this Section shall be applied by Agent to the then unpaid amount of any Secured Obligations (including principal and interest) pro rata to all scheduled amounts owed. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

2.5 End of Term Charge.

(a) On any date that Borrower partially prepays the outstanding Secured Obligations pursuant to Section 2.4, Borrower shall pay the Lenders a charge of 6.25% of such Term Loan Advances being repaid.

(b) On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable in full pursuant to the terms of this Agreement, Borrower shall pay Lenders a charge of (x) 6.25% of the aggregate original principal amount of all Term Loan Advances funded minus (y) the aggregate amount of payments made pursuant to Section 2.5(a) (collectively with any charge made pursuant to Section 2.5(a), the “End of Term Charge”).

(c) Notwithstanding the required payment date of such End of Term Charge, the applicable pro rata portion of the End of Term Charge shall be deemed earned by Lenders on the date the applicable Term Loan Advance is made. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

2.6 Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advances shall be made pro rata according to the Term Commitments of the relevant Lenders.

2.7 Taxes; Increased Costs. Borrower, Agent and Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.

2.8 Treatment of Prepayment Charge and End of Term Charge. Borrower agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Borrower expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; and (d) Borrower shall be estopped from claiming differently than as agreed to in this paragraph. Borrower expressly acknowledges that its agreement to pay each of the Prepayment Charge and the End of Term Charge to Lenders as herein described was on the Closing Date and continues to be a material inducement to Lenders to provide the Term Loan Advances.

SECTION 3

SECURITY INTEREST

3.1 Grant of Security Interest. As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in, to and under all of Borrower’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles, (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

3.2 Excluded Collateral. Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (a) any Intellectual Property; (b) more than 65% of the presently existing and hereafter arising issued and outstanding Equity Interests owned by Borrower of any Foreign Subsidiary or Foreign Subsidiary Holding Company which Equity Interests entitle the holder thereof to vote for directors or any other matter, (c) nonassignable licenses or contracts, including without limitation any licenses described in clause (c) of the defined term “Permitted Transfers”, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC), provided further, that upon the termination of such prohibition or such consent being provided with respect to any license or contract, such license or contract shall automatically be included in the Collateral; (d) property for which the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically be included in the Collateral; (e) any Excluded Accounts; and (f) any cash collateral deposit subject to a Permitted Lien hereunder, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder or create a right of termination a party thereto (other than Borrower), provided that upon the termination and release of such cash collateral, such property shall automatically be included in the Collateral.

SECTION 4

CONDITIONS PRECEDENT TO LOAN

The obligations of Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1 Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a) duly executed copies of the Loan Documents, (except to the extent permitted to be delivered post-closing in accordance with Section 4.4) Account Control Agreements, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral., in all cases in form and substance reasonably acceptable to Agent;

(b) a legal opinion of Borrower’s counsel in form and substance reasonably acceptable to Agent;

(c) a copy of resolutions of Borrower’s Board evidencing approval of the Loan and other transactions evidenced by the Loan Documents, certified by an officer of Borrower;

(d) copies of the Charter of Borrower, certified by the Secretary of State of the applicable jurisdiction of organization and the other Organizational Documents, as amended through the Closing Date, of Borrower certified by an officer of Borrower;

(e) certificates of good standing for Borrower from the applicable jurisdiction of organization and similar certificates from all other jurisdiction in which Borrower does business and where the failure to be qualified could have a Material Adverse Effect;

(f) payment of the Due Diligence Fee, Initial Facility Charge and reimbursement of Agent’s and Lenders’ current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

(g) all certificates of insurance, endorsements, and copies of each insurance policy required pursuant to Section 6.2; and

(h) such other documents as Agent may reasonably request.

4.2 All Advances. On each Advance Date:

(a) Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b), duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request.

(b) The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d) With respect to any Advance pursuant to Tranche II, Borrower shall have paid the applicable Tranche II Facility Charge.

(e) With respect to any Advance pursuant to Tranche III, Borrower shall have paid the applicable Tranche III Facility Charge.

(f) With respect to any Advance pursuant to Tranche IV, (x) Lenders’ investment committee shall have approved the requested Advances, as contemplated by Section 2.1(a)(iv); and (y) Borrower shall have paid the Tranche IV Facility Charge.

Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in subsections (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3 No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

4.4 Post-Closing Deliveries. Borrower shall:

(a) within ninety (90) days following the Closing Date, either (i) transfer all Cash and Investment Property held in the HK Accounts to one or more accounts that are subject to an Account Control Agreement or (ii) provide the Floating Charge to Agent; and

(b) use its commercially reasonable efforts to deliver to Agent, in form and substance satisfactory to Agent, a landlord waiver with respect to Borrower’s leased location at 285 East Grand Avenue, South San Francisco, CA 94080.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

SECTION 5

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that:

5.1 Organizational Status. Borrower is duly organized, legally existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date in accordance with this Agreement (including in any Compliance Certificate).

5.2 Collateral. Borrower owns the Collateral and the Intellectual Property free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3 Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents to which it is a party, (i) have been duly authorized by all necessary action in accordance with Borrower’s Organizational Documents and applicable law, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens, (iii) do not violate (A) any provisions of Borrower’s Organizational Documents, or (B) any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject in any material respect, and (iv) do not violate any material contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents on behalf of Borrower are duly authorized to do so.

5.4 Material Adverse Effect. No Material Adverse Effect has occurred and is continuing, and Borrower is not aware of any event or circumstance that is likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5 Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.

5.6 Laws.

(a) Neither Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default under (i) any provision of any agreement or instrument evidencing material Indebtedness in any material respect, or (ii) any other agreement to which it is a party or by which it is bound that is reasonably expected to result in a Material Adverse Effect

(b) Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary to continue their respective businesses as currently conducted.

(c) None of Borrower, any of its Subsidiaries, or, to the knowledge of Borrower, any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement shall be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.7 Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains, or shall contain, any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or shall omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or shall be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by a Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board (it being understood that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts, that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, that no assurance is given that any particular projections will be realized, and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.8 Tax Matters. Except as set forth on Schedule 5.8, (a) Borrower and its Subsidiaries have filed all federal and state income Tax returns and other material Tax returns that they are required to file, (b) Borrower and its Subsidiaries have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP, and (c) to the best of Borrower’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to Borrower or any Subsidiary have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

5.9 Intellectual Property Claims. Except for Permitted Liens, Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to Borrower’s business. Except as described on Schedule 5.11, each of the material Copyrights, Trademarks and Patents is valid and enforceable, no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and, to Borrower’s knowledge, no claim has been made to Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit C is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in breach of, nor has Borrower failed to perform any obligations under, any of the foregoing contracts, licenses or agreements, except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in breach thereof or has failed to perform any obligations thereunder, except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

5.10 Intellectual Property.

(a) Borrower has all material rights with respect to Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC or restrictions that are permitted hereunder, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property owned by Borrower and necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party. Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Products except customary covenants in license agreements, joint venture or strategic alliances (to the extent such joint ventures or strategic alliances are Permitted Investments) and equipment leases where Borrower is the licensee or lessee.

(b) No material software or other material materials used by Borrower or any of its Subsidiaries (or used in any Products or any Subsidiaries’ products) are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) in a manner that would cause such software or other materials to have to be (i) distributed to third parties at no charge or a minimal charge (royalty-free basis); (ii) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer; or (iii) used in a manner that does could require disclosure or distribution in source code form.

5.11 Products. Except as set forth on Schedule 5.11, no Material Intellectual Property owned by Borrower or Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Material Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. To Borrower’s knowledge, neither Borrower’s use of its Intellectual Property nor the production and sale of Products materially infringes the Intellectual Property or other rights of others.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

5.12 Financial Accounts. Exhibit D, as may be updated by Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13 Employee Loans. Other than loans constituting Permitted Investments, Borrower has no outstanding loans to any employee, officer or director of Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of Borrower by a third party.

5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

SECTION 6

INSURANCE; INDEMNIFICATION

6.1 Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance covering Borrower and each of its Subsidiaries, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower shall maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower maintains and shall continue to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there any Secured Obligations outstanding, Borrower shall maintain insurance upon the business and assets of Borrower and its Subsidiaries, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. . If Borrower fails to obtain the insurance called for by this Section 6.1 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are immediately due and payable, bearing interest at the then highest rate applicable to the Secured Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

6.2 Certificates. Borrower shall deliver to Agent certificates of insurance that evidence compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall reflect Agent (shown as “Hercules Capital, Inc., as Agent, and its successors and/or assigns”) as an additional insured for commercial general liability, and a lenders loss payable for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance shall provide for a minimum of thirty (30) days’ advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient). Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Upon Agent’s reasonable request, Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

6.3 Indemnity. Borrower agrees to indemnify and hold Agent, Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement, in each case subject to the applicable statute of limitations.

SECTION 7

COVENANTS

Borrower agrees as follows:

7.1 Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income;

(b) as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer or another authorized executive of Borrower to the effect that they have been prepared in accordance with GAAP, (i) except for the absence of footnotes, and (ii) subject to normal year-end adjustments;

(c) as soon as practicable (and in any event within 90 days) after the end of each fiscal year, unqualified (other than a qualification or limitation as to going concern) audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

(d) as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit E;

(e) as soon as practicable (and in any event within 30 days) after the end of each month, a report showing agings of accounts receivable and accounts payable;

(f) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its preferred stock, and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(g) [reserved];

(h) financial and business projections promptly following their approval by Borrower’s Board, and in any event, 60 days after the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent;

(i) insurance renewal statements, annually or otherwise upon promptly upon renewal of insurance policies required to be maintained in accordance with Section 6.1, and

(j) prompt (but in any event no more than 3 Business Days) notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or controlled Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

Borrower shall not make any change in its (a) accounting policies or reporting practices (other than as permitted under GAAP or pursuant to applicable securities laws or regulations of the SEC), or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.

The executed Compliance Certificate and all Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) above shall be sent via e-mail to financialstatements@htgc.com with a copy to legal@htgc.com and hbhalla@htgc.com and cbarnes@htgc.com, provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Agent at: (650) 473-9194, attention Account Manager: UNITY Biotechnology, Inc.

Notwithstanding the foregoing, documents required to be delivered hereunder (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower makes such documents or materials publically available.

7.2 Management Rights. Borrower shall permit any representative that Agent or Lenders authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records at reasonable times and upon reasonable notice. In addition, Agent or Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lenders with respect to any business issues shall not be deemed to give Agent or any Lender, nor be deemed an exercise by Agent or any Lender of, control over Borrower’s management or policies.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

7.3 Further Assurances. Borrower shall, and shall cause each Subsidiary to, from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein, in each case as reasonably requested by Agent. Borrower shall, from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby or pursuant to applicable Loan Documents. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements, without the signature of Borrower, either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall in good faith and in its reasonable commercial discretion, in each case subject to the terms of this Agreement, protect and defend its title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4 Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, and shall not permit any Subsidiary to do so, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except (a) for the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) for purchase money Indebtedness pursuant to its then applicable payment schedule or with other purchase money Indebtedness permitted hereunder, (c) for prepayment (i) by any Subsidiary of intercompany Indebtedness owed to Borrower or (ii) by any Subsidiary that is not a Borrower or Guarantor of intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Borrower or Guarantor, or (d) as may be permitted under any Subordination Agreement, (e) as otherwise permitted hereunder or approved in writing by Agent, and (f) Permitted Indebtedness with the proceeds of other Permitted Indebtedness.

Notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption (including, for the avoidance of doubt, a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Borrower’s common stock), settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of Borrower or, following a merger event or other change of the common stock of Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Debt shall not constitute a prepayment of Indebtedness by Borrower for the purposes of this Section 7.4 provided that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed with respect to any repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Borrower’s common stock if the Redemption Conditions are satisfied in respect of such redemption and at all times after such redemption.

7.5 Collateral. Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of [***] affecting the Collateral, the Intellectual Property, such other property or assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property. Borrower shall not agree with any Person other than Agent or Lenders not to encumber its property other than in connection with Permitted Liens. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Borrower to create, incur, assume or suffer to exist any Lien upon any of its property (including Intellectual Property), whether now owned or hereafter

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) customary restrictions on the assignment of leases, licenses and other agreements. Borrower shall cause each of its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause each of its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of [***].

7.6 Investments. Borrower shall not, directly or indirectly acquire or own, or make any Investment in or to any Person, nor permit any of its Subsidiaries to do so, other than Permitted Investments.

Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.6 shall not prohibit the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Borrower’s common stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt, provided that principal payments in cash (other than cash in lieu of fractional shares) shall be allowed with respect to any repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Borrower’s common stock only if the Redemption Conditions are satisfied in respect of such redemption and at all times after such redemption..

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Borrower’s common stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of shares of Borrower’s common stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that are so repurchased, exchanged or converted, Borrower may exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

7.7 Distributions. Borrower shall not, nor shall it permit any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than repurchases described in clause (c) of the defined term “Permitted Investments”; (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary of Borrower may pay dividends or make distributions to Borrower or a Subsidiary of Borrower; (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in an aggregate amount outstanding at any time in excess of [***] greater than the amount of such loans and guarantees outstanding on the Closing Date and disclosed on Schedule 1B; or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of [***] in the aggregate.

Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.7 shall not prohibit (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Borrower’s

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

common stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt or (ii) the entry into (including the payment of premiums in connection therewith) or any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction.

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Borrower’s common stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of shares of Borrower’s common stock and/or Refinancing Convertible Notes plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that are so repurchased, exchanged or converted, Borrower may exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

7.8 Transfers. Except for Permitted Transfers, Borrower shall not, and shall not permit any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets (including Cash).

7.9 Mergers or Consolidations. Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than (a) in connection with Permitted Acquisitions and (b) mergers or consolidations of (i) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (ii) a Borrower into another Borrower).

7.10 Taxes. Borrower shall, and shall cause each of its Subsidiaries to, pay when due all material Taxes now or hereafter imposed or assessed against Borrower or such Subsidiary or the Collateral or upon Borrower’s (or such Subsidiary’s) ownership, possession, use, operation or disposition thereof or upon Borrower’s (or such Subsidiary’s) rents, receipts or earnings arising therefrom. Borrower shall, and shall cause each of its Subsidiaries to accurately file on or before the due date therefor (taking into account proper extensions) all federal and state income Tax returns and other material Tax returns required to be filed. Notwithstanding the foregoing, Borrower and its Subsidiaries may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP.

7.11 Certain Changes. Neither Borrower nor any Subsidiary shall change its jurisdiction of organization, organizational form or legal name without twenty (20) days’ prior written notice to Agent. Neither Borrower nor any Subsidiary shall suffer a Change in Control. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to [***] in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit B to another location described on Exhibit B) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States of America and, (iii) if such relocation is to a third party bailee, it has used commercially reasonable efforts to deliver a bailee agreement in form and substance reasonably acceptable to Agent.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

7.12 Deposit Accounts. Subject to Section 4.4, other than Excluded Accounts, neither Borrower nor any Subsidiary (other than an Excluded Subsidiary) shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement; provided that any Deposit Accounts, or accounts holding Investment Property, of any Excluded Subsidiary not subject to an Account Control Agreement, other than the HK Accounts (but subject to Section 4.4(a)), shall not exceed [***] in the aggregate for all such accounts at any time during the term of this Agreement.

7.13 Joinder of Subsidiaries; Limitation on Foreign Subsidiaries. Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 20 days of formation, shall cause any such Domestic Subsidiary (other than an Excluded Subsidiary) to execute and deliver to Agent a Joinder Agreement; provided that Borrower shall not cause or permit any Excluded Subsidiary to maintain Cash or other assets of a value in excess of [***] at any time.

7.14 [RESERVED].

7.15 Notification of Event of Default. Borrower shall notify Agent promptly, and in any event within three (3) Business Days upon the occurrence of any Event of Default.

7.16 [RESERVED].

7.17 Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to pay related fees and expenses in connection with this Agreement and for working capital and general business purposes. The proceeds of the Loans shall not be used in violation of Anti-Corruption Laws or applicable Sanctions.

7.18 Compliance with Laws.

(a) Borrower shall maintain, and shall cause each of its Subsidiaries to maintain compliance in all material respects with all applicable laws, rules or regulations, and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business. Borrower shall not become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation X, T and U of the Federal Reserve Board of Governors).

(b) Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any controlled Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any controlled Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

(c) Borrower has implemented and shall maintain in effect policies and procedures designed to reasonably ensure compliance by Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower and its Subsidiaries and their respective officers and employees and to the knowledge Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

(d) Neither Borrower nor its Subsidiaries nor any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or any of its Subsidiaries that shall act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement shall violate Anti-Corruption Laws or applicable Sanctions.

7.19 Financial Covenant – Minimum Cash. From and after July 1, 2021, Borrower shall at all times maintain Unrestricted Cash in an amount of not less than [***], plus the amount of Borrower’s accounts payable not paid after the 120th day following the invoice date for such accounts payable. Notwithstanding the foregoing, upon Borrower’s achievement of Performance Milestone III, this Section 7.19 shall not apply.

7.20 Intellectual Property. Borrower shall (i) protect, defend and maintain the validity and enforceability of its Intellectual Property in its good faith business judgment; (ii) promptly advise Agent in writing of material infringements of its Material Intellectual Property; and (iii) not allow any Material Intellectual Property to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

7.21 Transactions with Affiliates. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary, other than (a) any equity investments in Borrower by existing investors of Borrower not constituting a Change of Control, or Subordinated Indebtedness, (b) any compensation, director indemnification or similar arrangements in the ordinary course of business of Borrower and as approved by Borrower’s Board, (c) any intercompany arrangements entered into in the ordinary course of business and not prohibited hereunder, or (d) any transaction otherwise permitted under this Article 7.

SECTION 8

RIGHT TO INVEST

The Hercules Purchasers shall have the right, in their discretion, to participate in any closing of any single Subsequent Financing and purchase up to a maximum aggregate amount of [***] of Subsequent Financing Securities; provided that with respect to any public offering of Unity, Unity agrees to use commercially reasonable efforts to provide the Hercules Purchasers with the opportunity to invest in each such Subsequent Financing if it is lawful to do so (or if the Subsequent Financing is an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, to use commercially reasonable efforts to cause the underwriters for such offering to offer the Hercules Purchasers an allocation of securities in such offering), on the same terms, conditions and pricing afforded to other investors participating in such Subsequent Financing. Each Hercules Purchaser purchasing Subsequent Financing Securities shall be an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). For the avoidance of doubt, this Section 8.1, and all rights and obligations hereunder, shall expire upon and shall not survive termination of this Agreement.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

SECTION 9

EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1 Payments. Borrower fails to (a) pay principal or interest on any Loan on its due date or (b) pay any other Secured Obligations within three (3) Business Days after the applicable due date; provided, however, that, in each case, an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lenders or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or

9.2 Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lenders, and (a) with respect to a default under any covenant under this Agreement other than the Sections specifically identified in clause (b) hereof, any other Loan Document or any other agreement among Borrower and Agent or Lenders, and such default continues for more than fifteen (15) Business Days after the earlier of the date on which (i) Agent or Lenders has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default (provided that, with respect to a default due to a failure to comply with Section 7.12 with respect to any new account, Borrower shall be deemed to have knowledge of the default as of the time such account is opened) or (b) with respect to a default under any of Sections 4.4, 6, 7.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.17, 7.18, 7.19, 7.20 and 7.21, the occurrence of such default; or

9.3 Material Adverse Effect. A circumstance has occurred that could reasonably be expected to have a Material Adverse Effect; provided that the failure to achieve any of Performance Milestone I, Performance Milestone II, or Performance Milestone III shall not, in and of itself, constitute a Material Adverse Effect under this Section 9.3; or

9.4 Representations. Any representation or warranty made by Borrower in any Loan Document, when taken as a whole, shall have been false or misleading in any material respect when made or when deemed made; or

9.5 Insolvency. Borrower (i) (A) shall make an assignment for the benefit of creditors; or (B) shall be unable to pay its debts as they become due; or (C) shall file a voluntary petition in bankruptcy; or (D) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (E) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e. 33-1/3% or more) of the assets or property of Borrower; or (F) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (G) Borrower or its directors or a majority of the holders of its Equity Interests shall take any action initiating any of the foregoing actions described in clauses (A) through (F); or (ii) either (A) forty-five (45) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (B) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (C) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (D) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (E) forty-five (45) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any part of the properties of Borrower without such appointment being vacated; or

9.6 Attachments; Judgments. Any portion of Borrower’s assets in aggregate value of [***] or more, is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier) individually or in the aggregate, of at least [***], or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

9.7 Other Obligations. The occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in excess of [***], or any early payment is required or unwinding or termination occurs with respect to any Permitted Bond Hedge Transaction and Permitted Warrant Transaction, or any condition giving rise to the foregoing is met, in each case, with respect to which Borrower or its Affiliates is the “defaulting party” under the terms of such Permitted Bond Hedge Transaction or Permitted Warrant Transaction.

SECTION 10

REMEDIES

10.1 General. Upon and during the continuance of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact to: exercisable following the occurrence of an Event of Default, (i) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Borrower’s name, as Agent may elect); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; and (vi) receive, open and dispose of mail addressed to Borrower. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full and the Loan Documents have been terminated. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations have been fully repaid and performed and the Loan Documents have been terminated. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lenders in an amount sufficient to pay in full Agent’s and Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lenders, ratably, in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, subject to increase in accordance with Section 2.3), in such order and priority as Agent may choose in its sole discretion; and

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4 Waivers. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.

10.5 Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11

MISCELLANEOUS

11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)	If to Agent:

HERCULES CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Himani Bhalla

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: legal@htgc.com; hbhalla@htgc.com and cbarnes@htgc.com

Telephone: 650-289-3060

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

(b)	If to Lenders:

HERCULES CAPITAL, INC.

Legal Department Attention: Chief Legal Officer and Himani Bhalla

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: legal@htgc.com; hbhalla@htgc.com and cbarnes@htgc.com

Telephone: 650-289-3060

(c)	If to Borrower:

UNITY BIOTECHNOLOGY, INC.

Attention: Legal Department

285 East Grand Avenue

South San Francisco, CA 94080

email: legal@unitybiotechnology.com

Telephone: (650) 416-1192

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

Attention: Brian Cuneo

140 Scott Drive

Menlo Park, CA 94025

Email: brian.cuneo@lw.com

Telephone: 415-395-8870

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments.

(a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s proposal letter dated July 17, 2020 and accepted by Borrower on July 18, 2020 and the Non-Disclosure Agreement).

(b) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders Borrower may, or, with the written consent of the Required Lenders, Agent and Borrower may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of Borrower or (ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan Advance, reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby;

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

(B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the Borrower, Lenders, Agent and all future holders of the Loans.

11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver. The powers conferred upon Agent and Lenders by this Agreement are solely to protect their rights hereunder and under the other Loan Documents and their interest in the Collateral and shall not impose any duty upon Agent or Lenders to exercise any such powers. No omission or delay by Agent or Lenders at any time to enforce any right or remedy reserved to them, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lenders is entitled, nor shall it in any way affect the right of Agent or Lenders to enforce such provisions thereafter.

11.6 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent, Lenders and Borrower, as applicable, and shall survive the execution and delivery of this Agreement. Sections 6.3, 11.8, 11.9, 11.10, 11.14, 11.15 and 11.17, shall survive the termination of this Agreement.

11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lenders’ successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lenders may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrower or a distressed debt or vulture fund (as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to a controlled Affiliate of any Lenders or Agent shall be allowed. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lender(s), Term Commitments of, and principal amounts (and stated

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8 Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lenders in the State of California, and shall have been accepted by Agent and Lenders in the State of California. Payment to Agent and Lenders by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AGENT AND LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower or any Lenders; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

11.11 Professional Fees. Borrower promises to pay Agent’s and Lenders’ reasonable fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses, provided that the Due Diligence Fee shall be applied in its entirety to the Lenders’ non-legal transaction costs and due diligence expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Agent and Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12 Confidentiality. Agent and Lenders acknowledge that certain items of Collateral and information provided to Agent and Lenders by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (i) is marked as confidential by Borrower at the time of disclosure, or (ii) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lenders may disclose any such information: (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, accountants, counsel, representative and other professional advisors if Agent or Lenders in their reasonable discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information pursuant to similar terms; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Borrower and not in violation of any confidentiality obligations known to the Agent or such Lender; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or Lenders or demanded by any governmental authority; (f) to the extent reasonably necessary in connection with the exercise of, or preparing to exercise, or the enforcement of, or preparing to enforce, any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after default, or any action or proceeding relating to any Loan Document; (g) to any participant or assignee of Agent or Lenders or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions no less protective than the provisions of this Section 11.12; (h) otherwise to the extent consisting of general portfolio information that does not identify Borrower; or (i) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any Guarantor under this Agreement or the other Loan Documents. Agent’s and Lenders’ obligations under this Section 11.12 shall supersede all of their respective obligations under the Non-Disclosure Agreement.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

11.13 Assignment of Rights. Borrower acknowledges and understands that Agent or Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lenders shall relieve Borrower of any of its obligations hereunder. Lenders agree that in the event of any transfer by it of any promissory notes, it shall endorse thereon a notation as to the portion of the principal of such promissory notes, which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14 Revival of Secured Obligations; Termination. Other than as set forth in Section 11.6, his Agreement and the other Loan Documents shall terminate on the payment in full in cash of the Secured Obligations (other than any obligations that specifically survive termination). Notwithstanding the preceding sentence, this Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lenders or by any obligee of the Secured Obligations (other than obligations that survive termination), whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full and final payment to Agent or Lenders in cash.

11.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lenders and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents shall be personal and solely among Agent, Lenders and Borrower.

11.17 Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 3 attached hereto. Borrower acknowledges and agrees to the terms and conditions set forth on Addendum 3 attached hereto.

11.18 Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

11.19 Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, Borrower, Agent and Lenders have duly executed and delivered this Loan and Security Agreement as of the date set forth above.

BORROWER:

UNITY BIOTECHNOLOGY, INC.

Signature:	/s/ Anirvan Ghosh, Ph.D.
Print Name:	Anirvan Ghosh, Ph.D.
Title:	Chief Executive Officer

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Associate General Counsel

LENDERS:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Associate General Counsel

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

Table of Addenda, Exhibits and Schedules

Addendum 1:	Taxes; Increased Costs

Addendum 2:	[Reserved]

Addendum 3:	Agent and Lender Terms

Exhibit A:	Advance Request

Attachment to Advance Request

Exhibit B:	Name, Locations, and Other Information

Exhibit C:	Patents, Trademarks, Copyrights and Licenses

Exhibit D:	Deposit Accounts and Investment Accounts

Exhibit E:	Compliance Certificate

Exhibit F:	Joinder Agreement

Exhibit G:	ACH Debit Authorization Agreement

Exhibit H--1:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit H--2:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit H--3:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit H--4:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule 1.1	Commitments
Schedule 1A	Existing Indebtedness
Schedule 1B	Existing Investments
Schedule 1C	Existing Liens
Schedule 5.8	Tax Matters
Schedule 5.11	Product / Intellectual Property Litigation or Proceedings
Schedule 5.14	Subsidiaries

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

TAXES; INCREASED COSTS

1.	Defined Terms. For purposes of this Addendum 1:

a.	“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

b.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Term Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Addendum 1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Addendum 1 and (iv) any withholding Taxes imposed under FATCA.

c.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

d.	“Foreign Lender” means a Lender that is not a U.S. Person.

e.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

f.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

g.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

h.	“Recipient” means Agent or any Lender, as applicable.

i.	“Withholding Agent” means Borrower and Agent.

2.

Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Addendum 1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3.

Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant governmental authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

4.

Indemnification by Borrower. Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Addendum 1 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In addition, Borrower agrees to pay, and to save Agent and any Lender harmless from, any and all liabilities with respect to, or resulting from Borrower’s delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or such Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.

5.

Indemnification by Lenders. Each Lender shall severally indemnify Agent, within 10 days after demand therefor, for any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to Lender from any other source against any amount due to Agent under this Section 5.

6.

Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a governmental authority pursuant to the provisions of this Addendum 1, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

7.	Status of Lenders.

a.

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Addendum 1) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

b.	Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

i.

any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

ii.

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

A.

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B.	executed copies of IRS Form W-8ECI;

C.

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

D.

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

iii.

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

iv.

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

c.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

8.

Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Addendum 1 (including by the payment of additional amounts pursuant to the provisions of this Addendum 1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Addendum 1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

9.

Increased Costs. If any change in applicable law after the date of this Agreement shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Term Loan Advance or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

10.

Survival. Each party’s obligations under the provisions of this Addendum 1 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

ADDENDUM 2 to LOAN AND SECURITY AGREEMENT

[RESERVED]

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

ADDENDUM 3 to LOAN AND SECURITY AGREEMENT

Agent and Lender Terms

(a) Each Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Each Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Loan Commitments) in effect on the date on which indemnification is sought under this Addendum 3, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c) Agent in Its Individual Capacity. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d) Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:

(i) be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Lenders, provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

(e) Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Lenders or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f) Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent. Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

EXHIBIT A

ADVANCE REQUEST

To:	Agent:	Date:
Hercules Capital, Inc. (“Agent”) 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 email: legal@htgc.com; Attn: Legal Department

UNITY Biotechnology, Inc., a Delaware corporation (“Borrower”) hereby requests Agent to cause Lenders to make an Advance in the amount of _____________________ Dollars ($________________) on _________ , 20__ (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, Agent and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a) Issue a check payable to Borrower

or

(b) Wire Funds to Borrower’s account

Bank:
Address:
ABA Number:
Account Number:
Account Name:
Contact Person:
Phone Number:
To Verify Wire Info:
Email address:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Loan Documents are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that constitutes (or could, with the passage of time, the giving of notice, or both constitute) an Event of Default under the Loan Documents. Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lenders may decline to fund the requested Advance.

Borrower hereby represents that Borrower’s jurisdiction of organization, organizational form, legal name and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

[SIGNATURE PAGE TO ADVANCE REQUEST]

This Advance Request is duly executed as of the date set forth above.

UNITY BIOTECHNOLOGY, INC.

SIGNATURE:
TITLE:
PRINT NAME:

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

ATTACHMENT TO ADVANCE REQUEST

Omitted pursuant to Section (a)(5) of Item 601 of Regulation S-K.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

EXHIBIT B

NAME, LOCATIONS, AND OTHER INFORMATION

Omitted pursuant to Section (a)(5) of Item 601 of Regulation S-K.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

EXHIBIT C

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Omitted pursuant to Section (a)(5) of Item 601 of Regulation S-K

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

EXHIBIT D

DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Omitted pursuant to Section (a)(5) of Item 601 of Regulation S-K.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

EXHIBIT E

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: financialstatements@htgc.com; legal@ htgc.com

Attn: Legal Department

Reference is made to that certain Loan and Security Agreement dated as of August 3, 2020, by and among UNITY BIOTECHNOLOGY, INC., a Delaware corporation, each of its Subsidiaries from time to time party thereto (individually or collectively, as the context may require, “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (each, a “Lender”, and collectively, “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for Lenders (in such capacity “Agent”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of Borrower, knowledgeable of all Borrower’s financial matters, and is authorized to provide certification of information regarding Borrower; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, Borrower hereby reaffirms that all representations and warranties contained therein are true and correct in all material respects on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that no Event of Default exists as of the date hereof. The undersigned further certifies that any financial materials delivered with this Compliance Certificate are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly, within 30 days	[_]
Interim Financial Statements	Quarterly, within 45 days	[_]
Audited Financial Statements	Annually, within 90 days of fiscal year end	[_]

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of Borrower or its Subsidiary/Affiliate, as applicable. Each new account that has been opened since delivery of the previous Compliance Certificate is designated below with a “*”.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6
7
SUBSIDIARY / AFFILIATE Name/Address
1
2
3
4
5
6
7

Name of Test                 Required Level                 Actual Level                  In Compliance Y/N?

Minimum Cash*

[Effective from and after July 1, 2021. See Section 7.19.]

(a) The amount of Unrestricted Cash as of the date hereof: $_________________

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

(b) The amount of the Borrower’s accounts payable not paid after the 120th day following the invoice date for such accounts payable: $_________________

(c) Clause (a) minus clause (b) is: $_________________

Is the amount reported in clause (c) equal to or greater than $15,000,000?

__ Yes; __ No

If No: not in compliance

*	if Borrower has achieved Performance Milestone III, then there shall be no minimum cash requirement.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE]

Very Truly Yours,

UNITY BIOTECHNOLOGY, INC.

SIGNATURE:

TITLE:

PRINT NAME:

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

EXHIBIT F

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [ ], and is entered into by and between__________________, a ___________ corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A. Subsidiary’s Affiliate, UNITY BIOTECHNOLOGY, INC. (“Company”) has entered into that certain Loan and Security Agreement dated as of August 3, 2020, with the several banks and other financial institutions or entities from time to time party thereto as lender (each, a “Lender”, and collectively, “Lenders”) and Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith; and

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith.

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.

By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were a Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [____________], (b) neither Agent nor Lenders shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lenders has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and Lenders shall be deemed provided to Subsidiary; (ii) a Lenders’ providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lenders.

3.

Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

4.

Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

5.

As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

[ ]

By:
Name:
Title:

Address:
[ ]
[ ]
[ ]

Telephone: [ ]
email: [ ]

AGENT:

HERCULES CAPITAL, INC.

By:
Name:
Title:

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
email: legal@ htgc.com
Telephone: 650-289-3060

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

EXHIBIT G

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Capital, Inc.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Loan and Security Agreement dated as of August 3, 2020 (the “Agreement”) by and among UNITY BIOTECHNOLOGY, INC., each of its Subsidiaries from time to time party thereto (individually or collectively, as the context may require, “Borrower”), Hercules Capital, Inc., as administrative agent (“Agent”) and the lenders party thereto (each, a “Lender”, and collectively, “Lender”).

In connection with the above referenced Agreement, the undersigned Borrower hereby authorizes Agent to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or Lenders pursuant to Section 11.11 of the Agreement to its account indicated below. The undersigned authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH
CITY	STATE AND ZIP CODE
TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority shall remain in full force and effect so long as any amounts are due under the Agreement.

UNITY BIOTECHNOLOGY, INC.

By:

Name:

Date:

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of ________ ___, 20___ (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among UNITY BIOTECHNOLOGY, INC., a Delaware corporation, and certain of its Subsidiaries (as defined in the Loan Agreement) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___	[NAME OF LENDER]
By:
Name:
Title:

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of ________ ___, 20___ (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among UNITY BIOTECHNOLOGY, INC., a Delaware corporation, and certain of its Subsidiaries (as defined in the Loan Agreement) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___	[NAME OF PARTICIPANT]
By:
Name:
Title:

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of ________ ___, 20___ (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among UNITY BIOTECHNOLOGY, INC., a Delaware corporation, and certain of its Subsidiaries (as defined in the Loan Agreement) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___	[NAME OF PARTICIPANT]
By:
Name:
Title:

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of ________ ___, 20___ (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among UNITY BIOTECHNOLOGY, INC., a Delaware corporation, and certain of its Subsidiaries (as defined in the Loan Agreement) (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___	[NAME OF LENDER]
By:
Name:
Title:

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

SCHEDULE 1.1

COMMITMENTS

LENDERS	TRANCHE I COMMITMENT	TRANCHE II COMMITMENT	TRANCHE III COMMITMENT	TRANCHE IV COMMITMENT[1]	TOTAL COMMITMENT
Hercules Capital, Inc.	$25,000,000	$15,000,000	$15,000,000	$25,000,000	$80,000,000
TOTAL COMMITMENTS	$25,000,000	$15,000,000	$15,000,000	$25,000,000	$80,000,000

[1]	Subject to future Lender investment committee approval

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

SCHEDULE 1A

EXISTING INDEBTEDNESS

Omitted pursuant to Section (a)(5) of Item 601 of Regulation S-K.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

SCHEDULE 1B

EXISTING INVESTMENTS

Omitted pursuant to Section (a)(5) of Item 601 of Regulation S-K.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

SCHEDULE 1C

EXISTING LIENS

Omitted pursuant to Section (a)(5) of Item 601 of Regulation S-K.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

SCHEDULE 5.8

TAX MATTERS

Omitted pursuant to Section (a)(5) of Item 601 of Regulation S-K.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

SCHEDULE 5.11

INTELLECTUAL PROPERTY CLAIMS

Omitted pursuant to Section (a)(5) of Item 601 of Regulation S-K.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).

SCHEDULE 5.14

SUBSIDIARIES

Omitted pursuant to Section (a)(5) of Item 601 of Regulation S-K.

[***] Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) and Item 601(a)(5).